SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒     Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule 14a-12.

American Electric Power Company, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT ANNUAL SHAREHOLDERS’ MEETING INFORMATION — YOUR VOTE COUNTS!

eTree® Program

Our commitment is to conduct our business in ways that protect and preserve the environment. You can help us by electing to receive your proxy materials and other publications electronically. By doing so, you will receive the information quickly and in an environmentally responsible way. As a thank you for choosing this paperless option, we will plant a tree on your behalf through American Forests.

To register you can either vote on the Internet or visit www.eTree.com/AEP.

Shareholder Meeting Notice & Admission Ticket

Important Notice Regarding the Availability of Proxy Materials for the

American Electric Power Company, Inc. Shareholder Meeting to be Held on April 22, 2008

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or to request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/AEP

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/AEP.

Step 2: Click the Cast your Vote or Request Printed Materials section.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future mailings.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 12, 2008 to facilitate timely delivery.

Shareholder Meeting Notice & Admission Ticket

The Annual Meeting of Shareholders of American Electric Power Company, Inc. will be held on April 22, 2008 at The Hotel Roanoke & Conference Center, 110 Shenandoah Avenue, Roanoke, Virginia, at 9:30 a.m. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Director’s recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1	Election of the following Directors:
	E. R. Brooks	Donald M. Carlton
	Ralph D. Crosby, Jr.	John P. DesBarres
	Linda A. Goodspeed	Thomas E. Hoaglin
	Lester A. Hudson, Jr.	Michael G. Morris
	Lionel L. Nowell III	Richard L. Sandor
Kathryn D. Sullivan
2	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Please Note: This is not a proxy. To vote your shares you must vote online or request a set of proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice and identification with you.

Directions to the 2008 Annual Meeting of shareholders of American Electric Power Company, Inc.

Directions to The Hotel Roanoke & Conference Center (540) 985-5900

From I-81, take Exit 143 onto I-581 South. Take Downtown Exit #5 and stay in right lane of exit. At stop sign cross over Wells Avenue into parking lot.

From Rt. 220 going north, Rt. 220 becomes I-581 North. Take Elm Avenue Exit #6 and make a left at the light. Make a right at the 2nd light onto Williamson Road. At the 5th light, make a left onto Wells Avenue and make 1st left into parking lot.

From Rt. 460 going west, 460 West becomes Orange Avenue. Make a left onto Williamson Road. Make a right onto Wells Avenue and make 1st left into parking lot.

From Roanoke Regional Airport, make a right out of the parking lot onto Thirlane Road. Take the 1st Hershberger Exit. Take I-581 South Downtown Exit to Downtown Exit #5. Stay in the right lane of exit and at stop sign cross over Wells Avenue into parking lot.

Here’s how to order a paper copy of the proxy materials and select future delivery preference:

>	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a set of proxy materials.
>	Internet – Go to www.envisionreports.com/AEP. Follow the instructions to log in and order a set of proxy materials.
>	Email – Send an email message with “Proxy Materials Order” in the subject line and, in the body of the message, your full name and address and the three numbers located in the shaded bar on the reverse to investorvote@computershare.com.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 12, 2008.